EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-117211, 333-118169 and 333-135497 on Form S-8 of our reports dated February 25, 2009, relating to the consolidated financial statements of Life Time Fitness, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 25, 2009